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                                                                    EXHIBIT 10.1


                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT is made on September ____, 2000 between Neogen Corporation, a Michigan corporation whose address is 620 Lesher Place, Lansing, Michigan 48912 ("Buyer"), Squire Laboratories, Inc., a Massachusetts corporation whose address is 100 Mill Street, Revere, Massachusetts 02151 ("Seller"), and Americo L. Salerno, a Massachusetts resident whose address is 93 Fuller Pond Road, Middleton, MA 01949 ("Salerno") ("Agreement").

                                   RECITALS

     A. Seller is engaged in the pharmaceutical business primarily for animals. Seller uses the name "Squire Laboratories" in the business of manufacturing and marketing various products to improve the health and performance of animals. Seller's business is collectively referred to as the "Business".

     B. Buyer desires to purchase and Seller desires to sell, those assets of Seller described in this Agreement upon the terms, conditions and covenants contained in this Agreement.

     The parties agree as follows:

     1. Purchase and Sale of Assets. Based upon the representations, warranties and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in Paragraph 4, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the assets used or employed by Seller in the conduct of the Business (collectively referred to as the "Purchased Assets"), including but not limited to the following:

     (a) Machinery and Equipment. All manufacturing, laboratory, and office machinery and equipment, furniture, fixtures, supplies, fixed assets and all other tangible personal property used in the Business including, but not limited to, the equipment listed on attached Exhibit 1.(a) ("Machinery and Equipment").
                                     -------------

     (b) Intangible Property. All of the intangible property of Seller used in the Business, including, but not limited to, the following listed on attached
Exhibit 1.(b):
-------------

          (1) Patents, trademarks, service marks, trade names, trade dress and copyrights and all applications therefore;

          (2) Trade secrets, secret processes, proprietary processes and technology and secret manufacturing processes;

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          (3)  To the extent assignable, all permits and licenses used or employed by Seller in the Business; and

          (4) The name "SQUIRE LABORATORIES", and `STRESS-DEX" and all derivations thereof, and the associated goodwill throughout the world, formulae, processes, procedures, product formulations, product names, designs, research and development, production, sales, and credit reports, data, models, catalogs, technical specifications, files, engineering data, business and accounting records, customer lists, supplier lists, sales literature, marketing materials, budgets, forecasts and all other business documents and information, software, source code and computer programs (including all current and historical data bases) which relate primarily to the Business and all domain names, URLs and websites used in the Business.

          Subparagraphs 1(b)(1) to (4) are collectively referred to as "Intangible Property".

     (c) Accounts Receivable. All receivables generated from sales of inventory in the ordinary course of Seller's Business that are neither disputed nor have invoice dates earlier than 90 days prior to the Closing, including but not limited to, those listed on attached Exhibit 1.(c) ("Receivables").
                                     -------------

     (d) Inventories. All inventories, including, but not limited to, merchandise, materials, component parts, manufacturing and packaging supplies, raw materials, work in process and finished goods relating to the Business including, but not limited to, the inventories listed on attached Exhibit 1.(d)
                                                                  -------------
("Inventories").

     (e) Contract Rights. All rights, benefits and causes of action in favor of Seller resulting or arising from contracts, purchase orders, sales orders, service agreements, commission agreements, dealership or distribution agreements, marketing agreements, licensing agreements, warranties, guaranties or otherwise, which relate primarily to the Business ("Contract Rights"). These include, but are not limited to, those listed on Exhibit 1.(e).
                                                 -------------
     (f) Other Current Assets. All deposits, prepaid expenses and other current assets relating to the Business including, but not limited to, those listed on
Exhibit 1.(f) ("Other Current Assets").
-------------

     (g)  Excluded Assets. The Purchased Assets do not include the following:
(i) cash and marketable securities (ii), automobiles (iii), accounts receivable of $130,000 or less, and (iv) assets and products related to the Fura-Zone product line listed on Exhibit 1.(g) ("Fura-Zone Assets"). The products made
                       -------------
with the Fura-Zone Assets are referred to as the "Fura-Zone Products".

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     2.   Non-Assumption of Liabilities.

     (a) General Non-Assumption of Liabilities. Buyer shall not assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of Seller, whether or not related to the Business, other than those specifically listed in Exhibit 2.(a) ("Assumed Liabilities").
                                        -------------
All the debts, liabilities and obligations of Seller, whether fixed or contingent, accrued or unaccrued, known or unknown shall continue to be the responsibility of Seller, which shall pay, perform and discharge them in accordance with their terms, and nothing contained in this Agreement shall be construed in any fashion as imposing, directly or indirectly, responsibility for any such debt, liability and obligation on Buyer except the Assumed Liabilities.

     (b) Product Liabilities; Warranty Claims. Without limiting the generality of Subparagraph 2(a), Buyer shall not assume, nor be liable whatsoever for, liabilities, obligations or claims for losses, damages, liabilities, costs or expenses exceeding Five Hundred Dollars ($500) per claim and Two Thousand Dollars ($2,000) in the aggregate based upon, or arising out of, any claim alleging defect or negligence in the assembly, processing, manufacture or sale of products, goods or services by Seller in connection with the Business on or prior to the Closing Date, including, but not limited to, negligence, product liability, whether based on contract or tort, or warranty claims regarding such products, goods or services arising out of transactions, accidents or events on, prior to, or after the Closing Date, and regardless of any claim was filed or made known to the Seller or Buyer prior to the Closing Date ("Product Claims").

     (c) Additional Liabilities. Notwithstanding the provisions of Subparagraph 2(a) to the contrary, and as an express exception thereto, Buyer shall assume, perform and discharge Seller's liability, existing as of the Closing Date, with respect to all duties and obligations of Seller with respect to the distribution and sales agreements listed in Exhibit 1.(e), the assumption of which Buyer expressly and separately acknowledges to Seller on the Closing Date ("Sales Agreement Liabilities").

     (d) Assets Free of Liens. The Purchased Assets shall be transferred by Seller to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions of title or ownership, except as otherwise specifically provided in this Agreement.

     3. Purchase Price and Method of Payments. The purchase price to be paid by Buyer to Seller for the Purchased Assets shall be computed and paid as provided in this Paragraph 3 ("Price").

     (a) Buyer shall pay Seller an initial payment of One Million Dollars ($1,000,000), of which Buyer has already paid $50,000 ("Remaining Cash Payment"). The Remaining Cash Payment shall be paid in cash at Closing.

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     (b)  If Seller's Inventories, determined in accordance with Section 5(h), are less than $100,000, then the difference shall be subtracted from the Price. If Seller's Receivables exceed $130,000, the excess shall be subtracted from the Price. The purchase price to be paid by Buyer shall be reduced by the aggregate dollar amount of all Receivables that are not collected by Buyer within 60 days following the Closing Date ("Uncollected Receivables"). Buyer shall use its best efforts (which shall not include an obligation to commence collection litigation) to collect the Receivables. Payments shall be applied to the oldest invoice first, unless the customer otherwise indicates. All Uncollected Receivables shall be reassigned to Seller and their value shall be deducted from any future purchase price payments owed to Seller by Buyer; provided if no future purchase price payments are owed to Seller by Buyer, then Seller shall pay Buyer the amount of Uncollected Receivables within 10 business days ("Receivables Payment") (plus interest at eight percent (8%) if the Receivables Payment is not paid timely).

     (c) An amount equal to Fifteen Thousand Dollars ($15,000) of the Remaining Cash Payment shall be assigned to a Covenant Not To Compete from Seller and Salerno pursuant to Paragraph 23.

     (d) The purchase price to be paid by Buyer shall be allocated in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"), and the Treasury Regulations promulgated thereunder. In making the allocation, Buyer and Seller shall apply the fair market values set forth on the Certificate of Allocation substantially in the form of attached Exhibit 3.(d)
                                                                -------------
This allocation shall be conclusive and binding on the Buyer and Seller for all purposes, including the reporting and disclosure requirements of the Code.

     4. The Closing. The parties agree that the effective date of the completion of the transaction shall be as of the close of business on the 31st day of August, 2000. The closing of the purchase and sale provided for in this Agreement shall be held at the offices of Buyer, or at such other place as may be fixed by mutual agreement of Buyer and Seller, within 10 days of the date of execution of this Agreement by Seller. The date and event of closing are respectively referred to in this Agreement as the "Closing Date" and "Closing." At the Closing:

     (a) Seller shall deliver to Buyer a Warranty Bill of Sale, substantially in the form of attached Exhibit 4.(a)-1, for the Purchased Assets ("Warranty
                        ---------------
Bill of Sale"), Assignment and Assumption of Contracts, substantially in the form of Exhibit 4.(a)-2 ("Assignment Agreement"), and the certificates, opinions
        ---------------
and other matters required by Paragraph 7; and

     (b) Buyer shall deliver to Seller the Remaining Cash Portion and the certificates, opinions and other matters required by Paragraph 8.

                                       4
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     5.   Representations and Warranties of Seller and Salerno. In order to induce Buyer to enter into this Agreement, Seller and Salerno, jointly and severally, make the following representations and warranties, each of which shall be deemed to be independently material and relied upon by Buyer, regardless of any investigation made by, or information known to, Buyer:

     (a) Organization and Qualification. Seller is validly existing and in good standing under the laws of the State of Massachusetts. No failure on the part of Seller to be qualified as a foreign corporation in any jurisdiction materially and adversely affects the Business or financial position or results of the operation of the properties of Seller by reason of any disability affecting its right to own property, collect receivables, enforce contracts or otherwise. Seller has the requisite corporate power and authority to own or hold under lease or similar agreement all of the Purchased Assets and to carry on the Business as it is now being conducted.

     (b)  No Violation. Except as disclosed in Exhibit 5.(b), the execution and
                                               -------------
delivery of this Agreement by Seller and the consummation of the transactions contemplated by it will not violate any provision of law, order, or regulation of any governmental authority, the corporate charter or by-laws of Seller or constitute a default under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any agreement to which the Seller is a party or by which it is bound.

     (c)  Financial Information. Seller has provided in Exhibit 5.(c) its (i)
                                                        -------------
unaudited balance sheet and statements of income, stockholders equity and cash flows as of and for the period ended December 31, 1999 ("Unaudited Financial Statements"); and (ii) interim financial statements for the periods ending April 30, 2000 ("Interim Financial Statements") (collectively, "Financial Statements"). The Financial Statements:

          (1) Have been prepared in accordance with the books of account and records of Seller.

          (2) Fairly present and are true, complete and correct statements of Seller's financial position, the results of its operation, stockholder's equity and cash flows of Seller as of and for the periods specified in the Financial Statements.

          (3) Have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

          (4) Do not include or omit to state any fact that renders them misleading.

          (5) Make full and adequate disclosure of all Seller's obligations and liabilities (fixed or contingent, known or unknown).

          (6) Do not contain any items of special or non-recurring income or expenses except as expressly stated in the Financial Statements.

     (d) Title to Assets. Seller owns and has corporate power to own, and has good and marketable title to all of the Purchased Assets free and clear of liens, security interests, mortgages, pledges, claims or encumbrances of any kind whatsoever, except as shown in Exhibit 5.(d).i. Seller has delivered to
                                    ---------------
Buyer true and complete copies of all written leases, contracts, agreements, options, purchase orders, instruments and commitments relating to the Purchased Assets or the Business and written summaries of all oral contracts binding on Seller, as evidenced in Exhibit 5.(d).ii (collectively, "Contracts"). All
                        ----------------
Contracts are legally valid and binding and in full force and effect, and there are no defaults or breaches by Seller or counterclaims or defenses against it. Seller has received no notice of any default, breach, counterclaim or offset by any other party to any of the Contracts, nor does Seller or Salerno have any knowledge thereof. All Contracts will continue in full force and effect on the same terms as currently exist, notwithstanding the consummation of the sale contemplated by this Agreement.

     (e) Condition of Assets. All Purchased Assets utilized in the Business conform in all material respects with all applicable building, zoning, environmental, health and safety rules and other rules and regulations. All of the Purchased Assets utilized in the Business, including all their components and parts, are ready for operation, and, taking into account their ages, are in normal operating condition and good order and repair. There are no conditions or events, except for normal wear and tear, proper use and the age of the Purchased Assets, which would prevent the continued normal operation of the Purchased Assets or would otherwise materially and adversely affect their operation or use by Buyer after the Closing as currently used by Seller.

     (f) Intellectual Property. Seller owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of the Business as now conducted (collectively, "Proprietary Rights"). With respect to Seller's Proprietary Rights:

          (1) All license arrangements relating in any manner to any of the Proprietary Rights (whether or not in writing) are set forth on Exhibit
                                                                -------
5.(f)(1). Except as disclosed in Exhibit 5.(f)(1), Seller is in compliance with
--------                         ----------------
and is not in default under any of such license agreements, and all other parties to any of such license agreements are in full compliance with and are not in default under any of the license agreements.

          (2)  Exhibit 5.(f)(2) sets forth a complete list of all patents,
               ----------------
trademarks, service marks, and copyrights used by Seller in the conduct of the Business that are currently registered in any jurisdiction, and Seller has good and marketable title to all

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such assets free and clear of all liens, charges and encumbrances (except for such license agreements listed in Exhibit 5.(f)(1) and all filing or maintenance
                                  ----------------
fees that are required to maintain such registrations that are due and payable as of the date of this Agreement have been paid and all associated maintenance filings have been made.

          (3)  Exhibit 5.(f)(3) sets forth a complete list of all unregistered
               ----------------
trademarks, service marks, and trade names used by Seller in the conduct of the Business, and Seller has good and marketable title to all such assets free and clear of all liens, charges and encumbrances (except for such license agreements listed in Exhibit 5.(f)(1)).

          (4) For each trademark, service mark, copyright or trade name listed in Exhibits 5.(f)(2) and 5.(f)(3), Exhibit 5.(f)4) sets forth the dates of first
                                   ---------------
use and the geographic territory of use for each trademark, service mark, or trade name, and Seller represent that such marks and trade names have been in continuous use in their respective territories since the listed dates of first use;

          (5)  Exhibit 5.(f)(5) sets forth a complete list of all software that
               ----------------
the Seller has had written or developed by any person or entity not an employee of Seller, lists the current owner of the copyright interest in such software, and if Seller is the current owner, lists the date of the written assignment of the copyright interest to Seller;

          (6)  Seller, except as disclosed in Exhibit 5.(f)(6), has not
                                              ----------------
infringed, misappropriated, or otherwise used in an unauthorized manner the proprietary rights (including but not limited to the patent, trade secret, trademark, trade dress, or copyright rights) of any third party.

          (7) Seller has not granted or committed to grant any rights in Seller's Proprietary Rights of any nature whatsoever to any third party except as disclosed in Exhibit 5.(f)(7);
                ----------------

          (8)  Except as disclosed in Exhibit 5.(f)(8), no claim has been
                                      ----------------
asserted by any person or entity (i) to the effect that any action by Seller infringes on the intangible or intellectual property rights of any other person or entity; or (ii) that challenges or questions the right of Seller to use any of the Proprietary Rights being used by it; or (iii) which asserts the right of any third party to use such Proprietary Rights.

          (9)  Except as disclosed on Exhibit 5.(f)(9), there is no basis for
                                      ----------------
any claim against Seller that any of its operations, activities, products, or publications infringes on any patent, trademark, service mark, trade name, copyright, or other proprietary right of a third party, or that it is illegally or in any unauthorized manner using the trade secrets or any proprietary rights of others.

                                       7
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          (10) Each of Seller and Salerno has no knowledge of any person or entity infringing upon or has misappropriated any of Seller's Proprietary
Rights.

     (g)  Receivables. The list of Receivables attached as Exhibit 1.(c) is a
                                                           -------------
complete and accurate list of all the Receivables. All of the Receivables listed on Exhibit 1.(c) arose from bona fide sales transactions of Seller, and no
   -------------
portion of the Receivables is subject to counterclaim or offset or is otherwise in dispute. All of the Receivables are good and collectible in full in the ordinary course of business at the net aggregate amounts disclosed on Exhibit
                                                                      -------
1.(c).
-----

     (h) Inventories. The inventories reflected on the Financial Statements and the Inventories are accurately and consistently valued at the last invoice amount for (i) raw materials; and (ii) material content, cost of packaging, components and labels for finished goods, plus, for finished goods, the costs of conversion, all of which approximates the first-in, first-out method of accounting for inventories in accordance with GAAP. The inventory of Seller will have an aggregate value at least equal to that shown on Exhibit 1.(d) as of the
                                                        -------------
Closing Date. The Inventories, in the aggregate, are usable and saleable in the ordinary course of the Business within 90 days following the Closing and contain no slow-moving or obsolete items. No Inventories have been consigned to others.

     (i)  Contracts. Exhibit 5.(d).ii describes all Contract Rights and
                     ----------------
Contracts to which Seller is a party or to which it is bound and which arose out of, or relate to, the Purchased Assets or the Business that extend beyond the Closing Date. Seller has delivered true and correct copies of all such documents evidencing the Contract Rights and Contracts to Buyer. If Buyer assumes such Contract Rights or Contracts, the benefits thereof may be assigned to Buyer and Buyer shall be vested with Seller's rights thereunder notwithstanding the consummation of the transactions contemplated by this Agreement, except as described on Exhibit 5.(d).i.
             ---------------

     (j)  Litigation. Except as disclosed in Exhibit 5.(j), there are no
                                             -------------
actions, suits, proceedings or investigations pending or threatened against Seller at law or in equity, or before any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which involves a demand for any judgment or liability and which could materially affect the Business, the Purchased Assets or the transactions contemplated by this Agreement. Seller is not in default with respect to any order, writ, injunction or decree of any court of federal, state, or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, and that there are no such orders, decrees, injunctions or regulations issued specifically against Seller which may affect, limit or control the method or manner of the Business, the Purchased Assets or any transactions contemplated by this Agreement.

                                       8
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     (k)  Compliance with Law. Seller has complied with all applicable laws, orders and regulations of any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction, including, but not limited to, laws, orders and regulations thereof relating to antitrust, wage, hours, collective bargaining, environmental protection, employee safety, or legislation pertaining to illegal bribes or kickbacks.

     (l)  Payment of Taxes. Other than those taxes specifically listed in
Exhibit 5.(l), Seller has timely filed all required declarations, returns, and
-------------
reports with foreign, federal, state and local taxing authorities ("Returns"). All taxes, interest and penalties owed (whether or not shown on the Returns) have been paid. There is no tax audit or examination now pending or threatened with respect to the Business. As of the Closing date, Seller did not have any liability for taxes of any sort other than taxes for which full provision has been made in the Interim Financial Statements. True, accurate and complete copies of Seller's 1998 - 1999 U.S. and Massachusetts Corporate Income Tax Returns have been provided to Buyer.

     (m) No Adverse Changes. Since December 31, 1999, except as disclosed in Interim Financial Statements, there has been no material adverse change in the condition, financial or otherwise, of the Seller or the Purchased Assets or in the Business other than changes (not in the aggregate either material or adverse) occurring in the ordinary course of business.

     (n) Warranties and Product Liability. Seller has previously delivered to Buyer true, correct and complete copies of all outstanding standard product warranties and guaranties given by Seller with respect to the Business and true, correct and compete copies of all other product warranties and guaranties now in effect with respect to products manufactured or sold by Seller concerning the Business. Except as fully described in Exhibit 5.(n)-1, there are no pending
                                       ---------------
claims or actions against the Seller for breach of warranty or based upon product liability (whether based on tort or contract principles) and, to the best of Seller's knowledge, no such claims or actions are threatened. There are no defects in craftsmanship, design or engineering with respect to any product now or previously sold or manufactured by Seller in the Business which may constitute the basis for any such claim against Seller or Buyer. All of Seller's products being sold to Buyer as part of the Purchased Assets are listed in attached Exhibit 5.(n)-2. The only products not being sold to Buyer as part of
         ---------------
the Purchased Assets are those listed in Exhibit 1.(g).
                                         -------------

     (o) Contingent and Undisclosed Liabilities. Seller has no debts, obligations or liabilities, whether known or unknown, fixed or contingent, of any nature whatsoever, relating to the Business or the Purchased Assets not disclosed in writing to Buyer and Seller knows of no basis for any assertion of any claim against the Seller or Buyer for any liability relating to the Business or Purchased Assets except those disclosed in Exhibit 5.(o).
                                              -------------

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     (p)  Performance of Contracts. Except as disclosed in Exhibit 5.(p), Seller
                                                           -------------
is not in default, nor has it breached any provision of, any contract, agreement, lease, obligation, license or permit (including the Contracts and the Contract Rights) with regard to all agreements relating to the Business to which it is a party or by which it is bound. Except as disclosed in Exhibit 5.(p),
                                                              -------------
Seller has fully performed each material term, condition and covenant of each such contract, agreement, lease, obligation, license or permit required to be performed on or prior to the date of this Agreement (including the Contract Rights and the Contracts). Except as disclosed in Exhibit 5.(p), Seller knows of
                                                  -------------
no state of facts which, with or without the giving of notice or the passage of time, or both, would give rise to any default or revocation. Except as disclosed in Exhibit 5.(p), Seller is neither subject to any penalty, discount or
   -------------
liquidated damages due to the delayed delivery of products, goods or services of the Business, nor has it received any notice that any of the Business's customer relations are in jeopardy because of such late deliveries or otherwise.

     (q)  Events Subsequent to December 31, 1999. Except as disclosed in Exhibit
                                                                         -------
5.(q), Seller has not, since December 31, 1999:
-----

          (1) Incurred Liabilities. Incurred any obligation or liability (absolute, contingent, accrued or otherwise) or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the ordinary course of business;

          (2) Discharged Debt. Discharged or satisfied any lien or encumbrance, pertaining to the Purchased Assets or the Business, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than
(i) liabilities shown on Seller's accounting records on December 31, 1999 or
(ii) liabilities incurred since December 31, 1999 in the ordinary course of business;

          (3) Encumbrances. Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of the Purchased Assets;

          (4) Disposition of Assets. Sold or transferred any of the Purchased Assets, or canceled any debts or claims or waived any rights, except in the ordinary course of business;

          (5) Sale of Business. Entered into any contract for the sale of the Business or the Purchased Assets, or any part thereof, or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);

          (6) Accounting Procedure. Changed or modified the accounting methods or practices relating to the Business; or

          (7) Capital Expenditure. Purchased or made a commitment for the purchase of capital assets for use or employment in the Business.

     (r) Customer Relations. Seller knows of no state of facts, nor have any communications been made to it, which would indicate that (i) any current customer of Seller which accounted for more than 5% of Seller's sales relative to the Business for the most recent fiscal year ending, or (ii) any current supplier of Seller (if such supplier could not be replaced by Seller at comparable cost), will terminate its business relations with Seller.

     (s) Brokerage. Seller has made no commitment for a brokerage fee in connection with the transactions contemplated by this Agreement, other than to the Walden Group, Inc., 560 White Plains Road, Tarrytown, New York 10591 ("Broker"). Seller agrees to pay Broker and shall hold Buyer harmless from all amounts owed by Seller to Broker.

     (t) Books and Records. The books and accounts of Seller relating to the Business are true, complete and correct in all material respects and fully and fairly reflect all of the transactions entered into by or on behalf of Seller to which it is a party or by which it is affected.

     (u) Use of Closing Proceeds. Seller shall apply the proceeds to be received at Closing first toward any unpaid taxes that are presently due and payable and then to the taxes generated from this transaction.

     (v) Binding effect. The Agreement and all related documents have been duly executed, made and delivered by Seller and Salerno, as appropriate, and constitute legal, valid and binding obligation of Seller and Salerno, as appropriate, enforceable against them, as appropriate, in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

     (w) Authorization. The execution and delivery of this Agreement and the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Seller and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement will have been taken. Salerno has the authority to enter into this Agreement.

     (x)  Employee Relations. Exhibit 5.(x) sets forth a list of all of the
                              -------------
officers, employees and agents of Seller and, for each individual, indicates his or her position, salary or wage rate and respective fringe benefits and any other remuneration paid or payable. Except as disclosed on Exhibit 5.(x):
                                                           -------------

          (1) There is not now in existence or pending, nor has there been within the last three years, any grievance, arbitration, administrative hearing, claim of unfair labor practice, wrongful discharge, employment discrimination or sexual harassment or other employment dispute of any nature pending or, to the best of Seller's knowledge, threatened against Seller.

          (2) Seller is, and during all applicable limitation periods has been, in material compliance with all applicable Federal, state, local or foreign laws, executive orders and regulations respecting employment and employment practice, terms and conditions of employment, occupational safety, wages and hours and there is no existing but unasserted claim for violation of any such laws, executive orders or regulations nor, to the best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

          (3) Seller has no collective bargaining agreements and is not a party to any written or oral, express or implied, other contract, agreement or arrangement with any labor union or any other similar arrangement that is not terminable at will by Seller without cost, liability or penalty.

          (4) Seller is not a party to any written or oral contract, agreement or arrangement with any of its present or former directors, officers, employees or agents with respect to length, duration or conditions of employment (or the termination thereof), salaries, bonuses, percentage compensation, deferred compensation or any other form of remuneration, or with respect to any matter not disclosed on Exhibit 5.(x)(4).
                 ----------------

          (5) There is no pending claim or, to the best of Seller's knowledge, threatened or existing but unasserted claim, against Seller for violation of any contract, agreement or arrangement described in Exhibit 5.(x)(4), nor to the
                                                ----------------
best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

          (6) Upon termination of the employment of any of the Seller's employees by Seller, Buyer shall not incur any liability for severance or termination pay or any other obligation to Seller's employees.

     (y)  Employee Benefit Plans.

          (1)  Exhibit 5.(y) sets forth all "employee welfare benefit plans",
               -------------
"employee pension benefit plans" and "multi-employer plans" within the respective meanings of Sections 3(1) and 3(2) and 3(37) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all incentive compensation plans, benefit plans for retired employees and all other employee benefit plans maintained by Seller, or to which Seller has made payments or contributions on behalf of its employees since 1974, including, without limitation, all plans or contracts providing for bonuses, pensions, profit-sharing, stock options, stock purchase rights, deferred compensation, insurance and retirement benefits of any nature, whether formal or informal and whether legally binding or not (each such plan is referred to individually as a "Plan", collectively as the Plans").

          (2) Except for any multi-employer plans, all Plans covered by the Code and ERISA are, and during all applicable limitation periods have been, in compliance with the Code and ERISA, and all retirement or pension Plans and welfare benefit plans are qualified plans under the Code and each Plan is in compliance with the applicable provisions of the Code.

          (3) There has been no transaction in connection with which Seller or any of its directors, agents, officers, or employees could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code or any similar provision of foreign law.

          (4) No Plan that is a qualified plan under Section 401(a) of the Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued or merged into another plan or trust, except in compliance with notice and disclosure to the Internal Revenue Service ("IRS"), the Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC"); and any such termination, partial termination, curtailment, discontinuance or merger has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

          (5) There are no payments that have become due from any Plan, the trusts created thereunder, or from Seller which have not been paid through normal administrative procedures to the Plan participants or beneficiaries entitled thereto.

          (6) Seller has made full and timely payment of all required and discretionary contributions to the Plans, and no unfunded liability exists with respect to any Plan.

          (7) There has been no "reportable event" as defined in Section 4043 of ERISA with respect to any Plan or any trust created thereunder.

          (8) None of the Plans is a "defined benefit plan" within the meaning of Section 3(35) of ERISA and none is subject to Title IV of ERISA.

          (9) Neither Seller nor any of its directors, officers, employees, or agents have any outstanding liabilities of any nature to the PBGC, the IRS, or the Department of Labor in any way relating to the Plans, and all annual returns required to be filed with respect to the Plans have been timely filed.

          (10) Seller is not a party to or otherwise subject to any express or implied agreement or plan to provide health coverage or other benefits to retired or current employees except as set forth in Exhibit 5.(y)(10).
                                                    -----------------

          (11) Seller is not a party to or otherwise subject to any express or implied agreement or plan to provide any employee benefits, wages, deferred compensation, or any other form of benefit or remuneration beyond the date of Closing.

          (12) With respect to all of its employees, former employees and qualified beneficiaries as of the Closing Date, Seller has or will comply with all applicable health care continuation requirements under the Code, ERISA and current and proposed Federal Regulations. Accordingly, Seller will be responsible for providing continuation coverage to any employees of Seller that elect continuation coverage. Seller represents that Buyer will not be responsible for providing continuation coverage to any of Seller's employees. Seller agrees to use its best efforts expeditiously to provide Buyer with all information that Buyer deems necessary to determine whether there have been any failures to comply with the continuation health care requirements of section 162(k)/4980B of the Code and sections 601 through 609 of ERISA as such requirements have applied to any group health plan maintained by or for Seller which failure occurred with respect to any current or former employee of Seller or any spouse, former spouse, dependent child, or former dependent child of any such employee, on or prior to the Closing Date. Seller further agrees to use its best efforts expeditiously to provide to Buyer all information that Buyer deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information shall include, without limitation, the identification of all covered employees (as defined in section 162(k)(7)(B)/4980B(f)(7) of the Code) and their qualified beneficiaries (as defined in section 162(k)(7)(B)/4980B(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in section 162(k)(3)/4980B(f)(3) of the Code, and information otherwise demonstrating compliance with all of the continuation health care coverage requirements of section 162(k)/4980B of the Code and sections 601 through 608 of ERISA. For purposes of this provision, references to the Code and ERISA shall include references to any provisions of such statutes as they may be amended from time to time.

     (z)  Environmental Matters.  Except as disclosed on Exhibit 5.(z):
                                                         -------------

          (1) Seller has never conducted or operated any business from any location other than the Premises.

          (2) Seller and the Premises comply with all applicable Environmental Laws.

          (3) No Hazardous Substances have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Premises or any other parcel of real estate (collectively, "Seller Properties") (whether or not in reportable quantities) by Seller or its agents or invitees, or in any manner introduced onto Seller Properties by Seller or its agents or invitees, including, without limitation, the septic, sewage or other waste disposal systems serving the Premises and all Hazardous Substances disclosed on Exhibit 5.z have been generated, stored, transported, utilized,
             -----------
disposed of, managed, released or located on, under or from the Seller Properties only in accordance with all applicable Environmental Laws.

          (4) Seller has no knowledge of any threat of Release of any Hazardous Substances on, under or from the Premises. There is no threat of Release of any Hazardous Substances which Seller or any of its agents or invitees generated, stored, transported, utilized, disposed of, managed or owned.

          (5) Seller has no liability for response or corrective action, natural resource damage, or other harm pursuant to any Environmental Laws; Seller is not subject to, has no notice or knowledge of, and is not required to give any notice of any Environmental Claim involving Seller or the Seller Properties; there are no conditions or occurrences at the Seller Properties which could form the basis for an Environmental Claim against the Seller.

          (6) Seller has not received any notice from the United States Environmental Protection Agency or any other Governmental Authority claiming that (i) the Seller Properties or any use thereof violates any of the Environmental Laws, or (ii) Seller or any of its employees or agents have violated any of the Environmental Laws.

          (7) Seller has not incurred any liability to the State of Massachusetts, the United States of America or any other Governmental Authority under any of the Environmental Laws.

          (8) The Seller Properties are not subject to any, and neither Seller nor Salerno has any knowledge of any imminent, restriction on the ownership, occupancy, use, or transferability of the Premises in connection with any (i) Environmental Laws or (ii) Release, threatened Release, or disposal of Hazardous Substances.

          (9) The Premises do not contain and have not contained any: (i) underground storage tanks, (ii) any amount of asbestos-containing building material, (iii) any landfills or dumps, (iv) Hazardous Substances resulting in its classification as a hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (v) Hazardous Substances resulting in its classification as a site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

          (10) There are no Environmental Enforcement Actions pending or, to the best of Seller's knowledge, threatened.

          (11) There are no conditions or circumstances at or migrating from the Premises which pose a risk to the environment or the health or safety of persons.

          (12) There are no environmental reports, investigations and audits relating to the Seller Properties (whether conducted by or on behalf of Seller, Salerno or a third party, and whether done at the initiative of Seller or Salerno or directed by a governmental or other third party) (collectively, "Reports"). A true, complete and accurate copy of each of the Reports has been provided to Buyer.

          (13)  The following definitions apply to this paragraph.

                (A)  "CERCLA" shall mean the Comprehensive Environmental
                      ------
Response Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986, 42 USC 9601 et seq., and future amendments;

                (B)  "Environmental Claim" shall mean any investigation, notice,
                      -------------------
violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Laws, (B) in connection with any Hazardous Substances, (C) from any abatement, removal, remedial, corrective, or other response action in connection with Hazardous Substances, Environmental Laws or other order of a Governmental Authority or (D) from any actual alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment;

                (C)  "Environmental Enforcement Actions" means actions or orders
                      ---------------------------------
instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any person against Seller with respect to the Premises arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, re-mediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (A) located on or under the Premises, (B) emanating from the Premises or (C) generated, stored, transported, utilized, disposed of, managed or released by Seller on, under or from the Premises;

                (D)  "Environmental Laws" means federal, state and local laws,
                      ------------------
statutes, ordinances, rules, regulations, codes, orders, judgments, orders and the like applicable to (A) environmental conditions on, under or emanating from the Premises including, but not limited to, (a) laws of the State of Massachusetts; and the associated rules and regulations promulgated in connection with any of these laws, and (b) laws of the federal government commonly known as CERCLA, RCRA, the Toxic Substance Control Act, as amended, the Federal Water Pollution Control Act, as amended, and the

Federal Clean Air Act; and the associated rules and regulations promulgated in connection with any of these laws; and (B) the generation, storage, transportation, utilization, disposal, management or release of Hazardous Substances by Seller (whether or not on, under or from the Premises) or Seller (on, under or from the Premises);

          (E)  "Governmental Authority" means agencies, authorities, bodies,
                ----------------------
boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or later in existence;

          (F)  "Hazardous Substances" shall mean, collectively, (A) any
                --------------------
"hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste," "special waste" or words of similar import as defined under any of the Environmental Laws; (B) asbestos in any form; (C) urea formaldehyde foam insulation; (D) polychlorinated biphenyls; (E) radon gas; (F) flammable explosives; (G) radioactive materials; (H) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the environment or the health and safety of occupants of the Premises or of the owners or occupants of any other real property nearby the Premises, and (I) any substance, the generation, storage, transportation, utilization, disposal, management, Release or location of which on, under or from the Premises is prohibited or otherwise regulated pursuant to any of the Environmental Laws;

          (G)  "Premises" shall mean all locations listed on Exhibit
                --------                                     -------
5.(z)(13)(G).
------------

          (H)  "RCRA" shall mean the Solid Waste Disposal Act, as amended by the
                ----
Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., and any future amendments; and

          (I)  "Release" shall mean any spilling, leaking, pumping, pouring,
                -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substances.

     (aa)  Shareholder List. Attached as Exhibit 5.(aa) is a complete and
                                         --------------
accurate list of each shareholder of Seller and the number of shares owned by the shareholder.

     (bb)  Insurance. Exhibit 5.(bb) lists all policies of liability, property
                      --------------
damage, fire, workers' compensation/employer's liability, title or other forms of insurance owned or carried by Seller ("Policies") and insurance agents or brokers providing such insurance coverage. Seller has received no notice from any insurance carrier regarding the possible cancellation of or premium increase with respect to the Policies. Seller has no claim pending or anticipated against any of the insurance carriers under any of the Policies and there has been no actual or alleged occurrence of any kind that may give rise to any such claim.

     (cc)   Permits and Licenses. Attached Exhibit 5.(cc)-1 is a complete and
                                           ----------------
accurate list of all licenses, permits, authorizations and approvals required by any Governmental Entities (collectively, "Licenses") as are necessary to own, lease or operate Seller's Business. All of the Licenses are valid and in full force and in effect. Except as disclosed in Exhibit 5.(cc)-2, Seller is in full
                                            ----------------
compliance with all obligations under all Licenses, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any Licenses. The term "Governmental Entities" shall mean any federal, state, local, foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal

     (dd) Representations and Warranties True and Correct. The representations and warranties contained herein, and all statements or information disclosed by any of the Exhibits, do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     6. Representations and Warranties of Buyer. In order to induce Seller and Salerno to enter into this Agreement, Buyer makes the following representations and warranties, each of which shall be deemed to be independent materially and relied upon by Seller and Salerno, regardless of any investigation made by, or information known to, Seller:

     (a) Organization. Buyer is, and on the Closing Date shall be, a corporation validly existing and in good standing under the laws of the State of Michigan.

     (b) Authorization. The execution and delivery of this Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors of Buyer and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement will have been taken.

     (c) No Violation. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated by it will not violate any law, order or regulation of any governmental authority, or corporate charter or bylaws of Buyer or constitute a default under any judgment, order or decree of any court or governmental agency or instrumentality, or conflict with or constitute a breach or default under any agreement to which Buyer is a party or by which it is bound.

     (d) Brokerage. Buyer has not made a commitment for a brokerage, finders or similar fees in connection with the transactions contemplated by this Agreement.

     (e) Binding Effect. The Agreement and all related documents have been duly executed, made and delivered by Buyer and constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

     (f) Representations and Warranties True and Correct. The representations and warranties contained in this Agreement do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     7. Conditions of Buyer's Obligation To Close. The obligations of Buyer pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by Buyer, at or prior to the Closing Date:

     (a) Representations and Warranties. The representations and warranties made by Seller and Salerno contained in this Agreement and in any exhibit, document or instrument delivered by any of them pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

     (b) Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated by this Agreement, the absence of which would have a material adverse effect on Buyer's rights under this Agreement, or which would result in the forfeiture or breach of any material rights acquired by Buyer pursuant to the provision of any material contract or agreement assumed by Buyer, or without which the Buyer would be precluded or materially impeded from conducting the Business, shall have been received by Buyer.

     (c) Delivery of Instruments of Conveyance of the Purchased Assets. Seller shall have delivered to Buyer, satisfactory to Buyer in form and substance, conveyancing documents to transfer title to the Purchased Assets to Buyer.

     (d) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     (e) No Adverse Change. There shall have been no change or development related to the Business, the Purchased Assets, results of operations or in the condition, financial or otherwise, of the Business, which has had or may reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of the operation of the Business or ownership of the Purchased Assets.

     (f) Related Documents. All of the related documents are executed at or prior to closing, including the Warranty Bill of Sale, the Assignment Agreement and the agreements provided for in Paragraph 12.

     (g) Opinion of Counsel. Buyer shall have received an opinion of counsel of Seller and Salerno, dated the Closing Date, satisfactory in form and substance to Buyer and its counsel substantially in the form of attached Exhibit 7.(g).
                                                               -------------

     8. Conditions to Seller's and Salerno's Obligation to Close. The obligations of Seller and Salerno pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by Seller and Salerno, at or prior to the Closing Date:

     (a) Representations and Warranties. The representations and warranties of Buyer in this Agreement and in any exhibit, document or instrument delivered by Buyer pursuant to this Agreement in all shall be correct in all material respects on and as of the Closing Date.

     (b) Payment of Purchase Price. Buyer shall have delivered to Seller the Remaining Cash Payment, as adjusted pursuant to Paragraph 3.

     (c) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     (d) Opinion of Counsel. Seller shall have received an opinion of Buyer's counsel, dated the Closing Date, satisfactory in form and substance to Seller and its counsel substantially in the form of attached Exhibit 8.(d).
                                                      -------------

     (e) Related Documents. All of the related documents provided for in Paragraph 12 are executed at or prior to Closing.

     (f) Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated by the Agreement, the absence of which would have a material adverse effect of Seller's rights will have been received by Buyer.

     9.   Survival of Representations and Indemnification.

     (a) Survival of Representations. Buyer and Seller agree that all representations, warranties and covenants of Seller and Salerno
("Representations")
shall survive the execution and delivery of this Agreement, the Closing Date and any investigation or audit made by Buyer. The Representations given in Paragraphs 5.(a), (d), (f), (j), (k), (l), (v), (w), (z), (aa), (cc) and (dd)
shall continue indefinitely and all others shall expire upon the fifth anniversary of the Closing Date.

     (b) Indemnification by Seller and Salerno. Subject to the limitations set forth in Paragraph 9.(f), Seller and Salerno, jointly and severally, agree to indemnify and hold Buyer harmless from and against any and all Damages (as defined in Paragraph 9.(c)) incurred by Buyer or which Buyer may sustain at any time arising out of or by reason of:

     (1) The inaccuracy or breach of any of the Representations made by Seller or Salerno in or pursuant to this Agreement (in each case without giving effect to any disclosure to matters contained in the Exhibits and without giving effect to any materiality qualification);

     (2) Any failure by Seller or Salerno to perform any obligation or comply with any covenant or agreement of Seller or Salerno specified in this Agreement or in any other document executed at Closing;

     (3) Any claim (i) for wages or fringe benefits made by any employee of Seller with respect to the period ending immediately preceding the Closing Date;
(ii) for severance payments or other liabilities with respect to the termination of any employees of Seller; or (iii) with respect to the injury or death of any such employee arising out of events occurring prior to the Closing Date;

     (4) Any claim (including, without limitation, claims alleging death or injury to persons or damage to property), whether based in tort, contract or otherwise resulting from or caused by any product sold, or service provided, by Seller prior to the Closing Date;

     (5) Any debt, obligation or liability, whether known or unknown, fixed or contingent, of any nature whatsoever before the Closing Date, including but not limited to all environmental liabilities of any nature (collectively, "Pre-Closing Debts"), other than any Pre-Closing Debts which are part of the Assumed Liabilities, Product Claims or Sales Agreement Liabilities;

     (6)  Any of the matters disclosed on any of the Exhibits;

     (7) Buyer being deemed to be a "successor" employer to Seller for the purpose of COBRA obligations; or

     (8) The ownership, lease, use, occupation or operation of any facility or property at any time owned, leased, used, occupied or operated by Seller.

     Seller and Salerno specifically acknowledges and agrees that Buyer may proceed against either of them under Paragraph 9.(b) without contemporaneously, or at any time, proceeding against the other. Salerno agrees that he shall not have any claim or right of indemnification or contribution or any other right of recourse against Seller with respect to Damages and he waives and releases any and all such claims and right, until all indemnity obligations of Seller in favor of Buyer have expired.

     (c) Indemnification by Buyer. Buyer agrees to defend, indemnify and hold harmless Seller and Salerno from and against any Damages incurred by reason of
(I) any breach of any representation, warranty or covenant of Buyer, (II) any liabilities arising from the operation or conduct of the Business by Buyer subsequent to the Closing Date and (III) any product shipped or manufactured by or any services provided by the Buyer with respect to the Business subsequent to the Closing Date.

     (d) Damages. An Indemnified Party shall be entitled to recover the full amount of any liabilities, losses, debts, obligations, monetary damages, fines, fees, penalties, deficiencies, expenses (including amounts paid in settlement, interest obligations, court costs, the reasonable costs of investigators, the reasonable fees and expenses of attorneys, accountants, financial advisors or other experts, and other reasonable expenses of litigation or administrative proceedings) incurred due to the matter for which indemnification is sought, but any recovery shall be net of any economic benefit to which the Indemnified Party is entitled due to such liabilities, expenses, costs or loss, including, without limitation, (i) any tax refund, reduction or benefit, (ii) any insurance proceeds to which the Indemnified Party is entitled and (iii) any warranty reimbursements (collectively, "Damages").

     (e)  Assertion and Defense of Indemnification Claims.

          (1) Assertion of Claim. Buyer or Seller and Salerno under Paragraphs 9.(b) and (d), respectively ("Indemnified Party"), shall give notice to the other ("Indemnifying Party") as soon as reasonably possible after the Indemnified Party has actual knowledge of any claim to which the Indemnifying Party has an obligation to indemnify, including the amount, if known, and shall promptly supply any other information in possession of the Indemnified Party supporting the claim. The omission by the Indemnified Party to give Notice as soon as reasonably possible will not relieve the Indemnifying Party of its indemnification obligations, unless the failure to give notice to the Indemnifying Party materially prejudices the Indemnifying Party or notice is given after the end of the survival period of the applicable representation of warranty or other basis of the claim. All indemnification claims must be asserted by giving notice within the survival period of the applicable representation or warranty or other basis for the claim. Buyer shall have the right to set off any Damages it may incur against the amount it owes Seller. This right of set off shall be in addition to any other rights or remedies Buyer may have against Seller.

          (2) Defense of Undisputed Claim. The Indemnified Party will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim in any litigation. The Indemnifying Party may settle or compromise any third party claim or litigation only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense. If the Indemnifying Party does not assume the defense of any matter which it has an obligation to indemnify, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion, all at the expense of the Indemnifying Party. In any event, the Indemnified Party will cooperate in the defense of any such action at the expense of the Indemnifying Party and the pertinent records of each party shall be available to the other with respect to the defense.

          (3) Defense of Disputed Claim. Should an Indemnifying Party provide Notice to the Indemnified Party regarding a claim or action by a third party for which the Indemnifying Party denies liability, the Indemnified Party shall give the Indemnifying Party a reasonable opportunity: (1) to conduct any proceedings or negotiations in connection therewith; (2) to take all other required steps or proceedings to settle or defend any third party action; or (3) to employ counsel to contest any third party claim or action in the name of the Indemnified Party or otherwise. If the Indemnifying Party desires to assume the defense of the third party claim or action, it shall promptly give Notice to the Indemnified Party. The Indemnifying Party and the Indemnified Party may participate in the defense at their own expense.

     (f) Limitation on Recovery. Anything in this Paragraph 9 to the contrary notwithstanding, there shall be no recovery (I) under Paragraphs 9.(b)(1) or (6) until the total claims for indemnification under those provisions exceed $5,000; and (II) under Paragraph 9.(b) after the total recovery on all claims for indemnification under Paragraph 9.(b) have exceeded the Price.

     (g) Attempt at Resolving Disputes. Seller and Buyer agree to use reasonable efforts to settle any dispute during the 30 days immediately following a claim for indemnity being made; provided, Buyer shall have no duty to seek resolution under this Paragraph 9.(g) of any breach, threatened breach or dispute pursuant to Paragraphs 23 and 24.

     10.  Covenants.

     (a) Salerno's and Seller's Covenants. Seller and Salerno covenant and agree with Buyer as follows:

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

               (1) Access to Properties and Records of Seller. Seller will give Buyer and its representatives full access during normal business hours to all of its properties, books, contracts, documents and records, the opportunity to make reasonable investigation, and any additional financial statements of, and all information with respect to the business and affairs of, Seller that Buyer may reasonably request.

               (2) Conduct of Seller's Business Pending Closing. Between the date of the Agreement and the Closing Date, Seller shall operate its business in the usual, regular and ordinary manner on a basis consistent with prior years and shall use it best efforts to preserve its present business organization intact, keep available the services of its present officers an employees and preserve it present business relationships with persons having business relationships with it.

               (3) Right of First Refusal. Seller and Salerno agree to give Buyer the right of first refusal to purchase or license the Fura-Zone Assets (including the Fura-Zone Products) on mutually acceptable terms and conditions.

               (4) Name Change. Promptly after the Closing, Seller and Salerno agree to change Seller's corporate name and agree not to use "Squire Laboratories" (or any derivative) in the new corporate name.

          11.  Intentionally Omitted.

          12.  Transactions Subsequent to Closing.

          (a) Further Assurances. Buyer and Seller agree that, from time to time after Closing, and upon request, they shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

          (b) Maintenance of Seller. Until the Federal, state and local income tax liabilities of Seller attributable for all periods ending on or prior to the Closing have been examined and reported on by the IRS (or closed by applicable statute of limitations) and finally determined, Salerno agrees to maintain at all times sufficient working capital to insure Seller's ability to pay its tax obligations on a punctual basis.

          (c) Interim Management Agreement. Salerno and Buyer agree to enter into the Interim Management Agreement in the form attached as Exhibit 12(c).
                                                              ------------
          (d) License Agreement. Buyer and Seller agree to enter into a License Agreement in the form attached as Exhibit 12(d).
                                  -------------

          (e) Distributor and Purchase and Supply Agreements. Seller and Buyer agree to enter into a Distributor Agreement in the form attached as Exhibit
                                                                    -------
12(e)-1. Also, Seller and Buyer agree to enter into a Purchase and Supply
-------
Agreement in the form attached as Exhibit 12.(e)-2.
                                  ----------------
          (f) Consulting. Salerno agrees to provide up to 15 days of his time or that of Seller's manufacturing manager to help Buyer in the orderly relocation of the Purchased Assets and startup at the new location at no cost to Buyer. Any travel expenses related to this consulting shall be paid by Buyer.

          13. Notices. All notices and other communications required or permitted under this Agreement shall be given if mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, fax or telegram to the parties at the following addresses, or to such other changed address as such party may have given by notice:

          Buyer:                     Neogen Corporation
                                     620 Lesher Place
                                     Lansing, Michigan 48912
                                     Attn:  President
                                     Facsimile:  517-372-0108

          And a copy to:             Fraser Trebilcock Davis & Foster, P.C.
                                     Attention:  Richard C. Lowe
                                     1000 Michigan National Tower
                                     Lansing, MI 48933
                                     Facsimile:  517-482-0887

          Seller:                    Squire Laboratories, Inc.
                                     100 Mill Street
                                     Revere, Massachusetts  02151
                                     Attn:  President
                                     Facsimile:  781- 289-5907

          And a copy to:             Vacovec, Mayotte & Singer
                                     Attention:  John G. Ganick
                                     Two Newton Place, Suite 340
                                     255 Washington Street
                                     Newton, Massachusetts 02458-1634
                                     Facsimile:  617-969-2002

          14. Applicable Law; Venue. This Agreement has been executed, delivered and accepted at and shall be deemed to have been made at Lansing, Michigan and shall be interpreted and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of Michigan. The parties waive personal service of any and all process upon them and consent that all such service of process be made by registered mail directed to the parties at their addresses set forth on page 1 of the Agreement and service so made shall be deemed to be completed five business days after the material shall have been deposited in the U.S. mail, postage prepaid. The parties agree that any action shall be brought in the court of appropriate jurisdiction in Ingham County, Michigan or U.S. District Court for the Western District located in Lansing, Michigan. The parties consent to jurisdiction and waive all claims of improper venue and forum non-conviens.

          15. Bulk Transfer. Buyer agrees to waive compliance with the provisions of any applicable bulk sale or transfer of law in exchange for Seller's covenant to indemnify and hold Buyer harmless from and against all liabilities Buyer may incur arising from such non-compliance.

          16. Integration. This Agreement and the Confidentiality Agreement, dated on or about April 25, 2000 (between Buyer and The Walden Group, Inc.), sets forth the entire agreement and understanding between the parties as to the subject matter, and supersedes all prior discussions, representations, amendments or understandings of every kind and nature between them.

          17. Amendments. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by the party intending to be bound thereby.

          18. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision.

          19. Assignability. This Agreement may be assigned by Buyer without the prior written consent of Seller; provided, Buyer shall continue to be liable for the performance of all obligations pursuant to the Agreement. This Agreement may not be assigned by Seller or Salerno without the prior written consent of Buyer.

          20. Benefit. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and permitted assigns and on Salerno and his heirs, personal representatives, successors and permitted assigns.

          21. Captions. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the Agreement or the intent of any provision in this Agreement.

          22. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parties may require.

          23. Covenant Not to Compete. Without prior written consent of Buyer, Seller and Salerno each agree that, for a ten year period from and after the Closing Date, they shall not individually or jointly, alone, or as an officer, agent, employee, director, representative, stockholder, partner, co-venturer, independent contractor or otherwise, of any other corporation, non-profit organization or any other entity, directly or indirectly, own, manage, operate, or control in the ownership, management, operation, or control of or work for, or permit the use of their names by, or be connected in any manner with any business or activity in any country which is at the time competitive with any product of the Business as defined in Recital A. Anything in the preceding sentence to the contrary notwithstanding, Seller and Salerno shall be permitted to manufacture and sell Fura-Zone Products with its present formula and packaging without being in violation of this Paragraph 23. While the restrictions set forth above are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Buyer but would be valid if part of the wording were deleted or the periods reduced or the range of activities or area dealt with reduced in scope, these restrictions shall be applied with such modifications as may be necessary to make them valid and effective.

          As consideration for this agreement not to compete, Fifteen Thousand Dollars ($15,000) as a part of the Remaining Cash Payment shall be deemed as payment for this covenant not to compete to Seller and Salerno. No additional consideration shall be paid by Buyer.

          24. Confidential Information. It is agreed that the products, information and technology relating to the Business and anticipated improvements relating to them constitute trade secrets. Seller and Salerno agree that they shall not individually or jointly disclose to any person any Confidential Information regardless of nature, type or physical manifestation or any other information concerning the business affairs of Buyer and the Business, including, but not limited to, information related to the products identified in Recital A and improvements made thereto, except as specifically consented to in advance in writing by Buyer. This restriction shall include information imparted or divulged to, gained or developed by, or otherwise discovered by Seller or Salerno in executing this Agreement. Anything in this Agreement to the contrary notwithstanding, Seller and Salerno shall not be bound by this Paragraph 24 to the extent that the information they desire to divulge is or becomes publicly known, other than through a breach of their obligations pursuant any agreement with Buyer or as required by law.

          25. Injunctive Relief. Seller and Salerno acknowledge that a breach of any of the covenants, agreements or promises contained in Paragraphs 23 and 24 could result in irreparable injury to Buyer for which there might be no adequate remedy at law, and that, in the event of such a breach or threatened breach, Buyer shall be entitled to obtain a temporary restraining order, preliminary injunction and permanent injunction restraining Seller and Salerno from engaging in any of the activities prohibited by Paragraphs 23 and 24.

          26. Exhibits. The parties agree that the Exhibits attached to this Agreement shall be treated for all purposes as part of this Agreement.

          27. Prevailing Party. The prevailing party in any litigation involving this Agreement (other than those matters governed by Paragraph 9, which, for the avoidance of doubt, contains its own provision for fees and expenses) shall be entitled to recover, in addition to any other relief obtained, the costs and expenses, including reasonable attorney's fees and expenses, incurred by the prevailing party.

          28. Construction of Agreement. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.

          29. Defined Terms. Defined terms used in this Agreement have the meanings ascribed to them in the paragraphs contained in attached Exhibit 29.











          [The rest of this page has been intentionally left blank.]

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

     The parties have executed this Agreement as of the date first above written.

SELLER:                                      Americo L. Salerno:

Squire Laboratories, Inc.



By:__________________________________        __________________________
    Americo L. Salerno, its President



BUYER:

Neogen Corporation

By:__________________________________
    James L. Herbert, its President

                                       29